EXHIBIT 99.1

First National, Catawba Valley, First Gaston and Northwestern Banks to
                    Have a New Name, CommunityONE

    ASHEBORO, N.C.--(BUSINESS WIRE)--May 18, 2007--FNB United Corp. (NASDAQ:FNBN) today announced that effective Monday, June 4, 2007, First National Bank and Trust Company, including its divisions Catawba Valley Bank, First Gaston Bank and Northwestern Bank of Wilkesboro, will change its name to CommunityONE Bank, National Association. The new name is not the result of a new sale, purchase or merger, and no community offices are closing.

    "Only our name is changing," stated Michael C. Miller, President and Chairman of First National. "We're still the same friendly, hardworking people, serving the financial lives of our customers and communities, cheerfully and professionally every day. Who we are and what we do is very much intact."

    The desire for a new name is the result of great growth in recent years by acquisition, including last year's merger with Integrity Financial Corporation. While the systems and charters of Integrity's bank divisions, Catawba Valley, First Gaston and Northwestern, were merged into First National in August 2006, the bank still operates as four separate brands.

    "There are three main reasons we decided to change our name," said Miller. "We wanted a name that was unique from our competition, a name that better fits our personality, culture and brand promise of Yes You Can(R) -Yes We Can(R), and a name that embraces and embodies the diverse sum of our collective parts."

    In addition to the new name, the bank's logo and corporate mascot, "Jack", has been refined to show some new style and energy. YES! branding will be expressed in exciting new ways, and First National's website, www.MyYesBank.com, will serve for all CommunityONE customers beginning on June 4.

    Bank statements, stationery, checks and business cards will reflect the new name and logo right away, while signs, merchandising and marketing materials will be updated gradually over the next several months. Through it all, business will continue as usual for customers. Account numbers, checks, loan payments, online banking and even community office phone numbers will remain the same.

    Commented Miller, "Our name has served us well for the past 100 years, and we look forward to a new century of service as CommunityONE, a bank that cares about where our customers are going and goes above and beyond to help them get there."

    Opened in 1907, First National Bank and Trust Company is a North Carolina-based banking subsidiary of FNB United Corp., and operates 26 community offices as First National Bank, six as Catawba Valley Bank, five as First Gaston Bank and six as Northwestern Bank of Wilkesboro. A complete line of consumer, mortgage and business banking services is offered, including deposit, loan, cash management, investment management and personal trust services. Internet banking is available at www.MyYesBank.com. First National Bank is an Equal Housing Lender, Member FDIC.

    This news release may contain forward-looking statements. Such statements are subject to certain factors that may cause FNB United's results to vary from those expected, including the risks set forth from time to time in FNB United's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. FNB United does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

    Factors that might cause such a difference include, but are not limited to, competition from both financial and non-financial institutions; changes in interest rates, deposit flows, loan demand and real estate values; changes in legislation or regulation; changes in accounting principles, policies or guidelines; changes in the securities markets; the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond the control of FNB United; and other economic, competitive, governmental, regulatory and technological factors affecting FNB United specifically or the banking industry or economy generally.

    CONTACT: FNB United Corp.
             Michael C. Miller, 336-626-8300